1 PRESS RELEASE CONTACT: V2X, Inc. Mike Smith, CFA 719-637-5773 ir@gov2x.com V2X Announces Strong Second Quarter 2023 Results Second Quarter 2023 Highlights: • Revenue of $977.9 million, up 10.2% y/y on a pro forma basis • Awarded significant bookings of $2.1 billion, driving backlog +10% sequentially to $13.0 billion • Reported operating income of $34.3 million; adjusted operating income1 of $70.5 million • Adjusted EBITDA1 of $76.4 million with a margin1 of 7.8% • Diluted EPS of $0.06; adjusted diluted EPS1 of $1.01 • Improved net debt to EBITDA1 leverage ratio ~0.4x to 3.48x 2023 Guidance: • Increasing mid-point of 2023 revenue, adjusted EBITDA1, and adjusted diluted EPS1 guidance MCLEAN, Va., August 8, 2023 — V2X, Inc. (NYSE:VVX) announced second quarter 2023 financial results. “V2X reported strong results in the second quarter with revenue increasing 10.2% year-over-year, on a pro forma basis,” said Chuck Prow, President and Chief Executive Officer of V2X. “Adjusted EBITDA1 for the quarter was $76.4 million and 7.8% margin resulting from solid revenue volume and benefits from program performance. Bookings activity in the quarter was strong at $2.1 billion in awards to V2X. This yielded total backlog of $13.0 billion, representing 10% growth sequentially. Our new business and recompete wins in addition to scope expansion on existing programs bolster our backlog position and set us up for positive momentum leading into 2024. Furthermore, with over $5 billion in bids under evaluation and a 12-month pipeline of ~$19 billion, the outlook for V2X remains robust.” “Revenue growth in the quarter was generated by continued expansion on existing programs, contribution from new awards, as well as success in securing recompete wins late last year and in early 2023,” said Mr. Prow. “Our teams continued to further drive momentum by successfully expanding work scope on our core programs. Several notable wins late last year and in the first half of 2023 have also helped to push revenue growth. We continue to experience growth in the Pacific or INDOPACOM, and see significant long-term opportunity to further support increasing mission requirements in the region.” Exhibit 99.1

2 Mr. Prow continued, “We were successful in capturing several key new business pursuits during the quarter. First, we were awarded a $100 million five-year task order with the Department of State to provide logistics support internationally. This represents our most substantive and strategic win with the Department of State and is the culmination of a multi-year client engagement and targeted growth campaign. Our agility and high level of readiness to support mission requirements was a key strategic differentiator for V2X in this award. Looking ahead, we see significant opportunity to leverage our comprehensive capabilities and footprint to further support the global missions of this important client. I am also pleased to announce that we are seeing results executing our sell through business model, which is leveraging our highly technical, development, integration, production, and modernization capabilities. During the quarter, V2X finalized three separate efforts with new clients that utilize our engineering, integration and manufacturing capabilities. We were also awarded an engineering development and prototyping effort with a new client that we believe will lead to new proprietary products with enduring follow-on business.” “In addition to new awards, during the second quarter, we were awarded over $520 million in recompetes,” said Mr. Prow. “This includes an eight-year, $328 million contract with Naval Facilities Systems Command (NAVFAC) Southeast in support of the Naval Station at Guantanamo Bay. This contract includes all aspects of infrastructure sustainment, including the application of our unique converged solutions. We also secured a five-year recompete contract valued at over $122 million with NAVAIR Fleet Readiness Center Southwest for depot level maintenance support services. Transition to the new contract started in early July. These two recompete wins, along with our first quarter win of Naval Test Wing Pacific reflect the realization of our deliberate growth-oriented client campaign. These efforts are yielding growth, which further diversify our client portfolio. We are thrilled to have been selected for these important programs and remain focused on helping the Navy succeed with the missions that they serve.” Mr. Prow concluded, “We are harnessing the combined solutions of V2X and are seeing momentum that we believe will drive growth and create value. For example, V2X’s robust modernization and sustainment capabilities are a significant differentiator and we are making excellent progress leveraging our engineering and manufacturing center of excellence. This includes opportunities such as modernizing and improving the effectiveness of the F-16 Fighting Falcon and further expanding our proprietary Gateway Mission Router 1000 across various platforms to provide cutting edge situational awareness in support of the DoD’s Joint All Domain Command and Control (JADC2) effort.” Second Quarter 2023 Results On July 5, 2022 (“Closing Date”), Vectrus, Inc. (“Vectrus”) completed its merger (the “Merger”) with Vertex Aerospace Services Holding Corp. (“Vertex”), thereby forming V2X, Inc. Second quarter 2022 “reported results” reflect the contributions of Vectrus from April 1, 2022, through June 30, 2022, unless otherwise noted. Comparisons to historical periods are relative to legacy Vectrus results, unless otherwise noted. • Revenue of $977.9 million, up 10.2% y/y on a pro forma basis • Operating income of $34.3 million, including merger and integration related costs of $13.6 million, and amortization of acquired intangible assets of $22.6 million • Adjusted operating income1 of $70.5 million • Adjusted EBITDA1 of $76.4 million with a 7.8% adjusted EBITDA margin1 • Diluted EPS of $0.06

3 • Adjusted diluted EPS1 of $1.01 • Net debt as of June 30, 2023 of $1,176.6 million • Total backlog as of June 30, 2023 of $13.0 billion “Our financial results for the second quarter were impressive across the board,” said Susan Lynch, Senior Vice President and Chief Financial Officer. “Pro forma revenue increased 10.2% year-over-year to $977.9 million. Revenue growth was achieved via expansion on existing programs, the contribution from new business wins awarded in late 2022 and securing key recompete programs in the first half of 2023. Advancing and protecting our core in addition to growth through new pursuit wins is fundamental to V2X delivering on its commitments. To date in 2023, we have witnessed an acceleration of deliverables that were originally contemplated to be recognized in the second half of the year. The results this quarter represent achievement of expanding in our core markets and capturing new business with approximately $900 million in new contract awards in the first half of 2023.” For the quarter, the Company reported operating income of $34.3 million and adjusted operating income1 of $70.5 million. Adjusted EBITDA1 was $76.4 million with a margin of 7.8%. First quarter diluted EPS was $0.06, due primarily to merger and integration related costs, amortization of acquired intangible assets, and interest expense. Adjusted diluted EPS1 for the quarter was $1.01. Ms. Lynch continued, “At the end of the quarter, net debt for V2X was $1,176.6 million, a $112 million reduction from the prior quarter. Net consolidated indebtedness to EBITDA1 (net leverage ratio) was 3.48x, representing a ~0.4x improvement over the prior quarter. We remain focused on reducing debt and expect that our leverage ratio will continue to improve in the second half of 2023.” “Net cash provided by operating activities for the quarter was $116.6 million. Adjusted net cash provided by operating activities1 was $10.9 million, adding back $7.3 million of M&A and integration costs, and removing the contribution of the master accounts receivable purchase or “MARPA” facility of $113 million,” said Ms. Lynch. Total backlog as of June 30, 2023, was $13.0 billion, increasing approximately $1.2 billion over last quarter reflecting successful expansion on existing programs along with significant new contract and recompete awards. Funded backlog was $3.1 billion. The trailing twelve-month book-to-bill was 1.3x. 2023 Guidance Ms. Lynch concluded, “I am pleased with our results this quarter and for the first half of the year. Our teams continue to work together seamlessly, making notable progress on integration milestones while driving results across the board. As such, the Company is raising the mid-point of its 2023 revenue, adjusted EBITDA1, and adjusted diluted EPS1 guidance.” Guidance for 2023 is as follows:

$ millions, except for per share amounts	2023 Guidance (Updated)		2023 Mid-Point (Updated)
Revenue	$3,850	$3,950	$3,900
Adjusted EBITDA[1]	$295	$310	$303
Adjusted Diluted Earnings Per Share[1]	$3.85	$4.30	$4.08
Adjusted Net Cash Provided by Operating Activities[1]	$115	$135	$125

Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Second Quarter 2023 Conference Call

Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Tuesday, August 8, 2023. U.S.-based participants may dial in to the conference call at 877-506-6380, while international participants may dial 412-542-4198. A live webcast of the conference call as well as an accompanying slide presentation will be available here: https://app.webinar.net/lZEXpEOLx9J

A replay of the conference call will be posted on the V2X website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through August 22, 2023, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 10179631.

Presentation slides that will be used in conjunction with the conference call will also be made available online in advance on the "investors" section of the company's website at https://gov2x.com. V2X recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under the U.S. Securities and Exchange Commission ("SEC") Regulation FD.

Footnotes:
[1] See "Key Performance Indicators and Non-GAAP Financial Measures" for descriptions and reconciliations.

About V2X
V2X builds smart solutions designed to integrate physical and digital infrastructure – from base to battlefield – by aligning people, actions, and outputs. Formed by the merger of Vectrus and Vertex, we bring a combined 120 years of successful mission support. Our lifecycle solutions improve security, streamline logistics, and enhance readiness.

The Company delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training, and technology markets to national security, defense, civilian and international clients. Our global team of approximately 15,000 employees brings innovation to every point in the mission lifecycle, from preparation to operations, to sustainment, as it tackles the most complex challenges with agility, grit, and dedication.

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5 Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all the statements and items listed under "2023 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2023 performance outlook, revenue, contract opportunities, and any discussion of future operating or financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

6 V2X, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED) Three Months Ended Six Months Ended June 30, July 1, June 30, July 1, (In thousands, except per share data) 2023 2022 2023 2022 Revenue $ 977,852 $ 498,066 $ 1,921,312 $ 954,537 Cost of revenue 890,452 453,305 1,755,082 872,581 Selling, general, and administrative expenses 53,130 29,740 101,381 61,699 Operating income 34,270 15,021 64,849 20,257 Loss on extinguishment of debt — — (22,052) — Interest expense, net (31,950) (1,963) (63,694) (3,643) Other expense, net (311) — (311) — Income (loss) from operations before income taxes 2,009 13,058 (21,208) 16,614 Income tax expense (benefit) 210 2,586 (5,527) 3,287 Net income (loss) $ 1,799 $ 10,472 $ (15,681) $ 13,327 Earnings (loss) per share Basic $ 0.06 $ 0.89 $ (0.51) $ 1.13 Diluted $ 0.06 $ 0.88 $ (0.51) $ 1.12 Weighted average common shares outstanding - basic 31,033 11,826 30,981 11,793 Weighted average common shares outstanding - diluted 31,605 11,954 30,981 11,917

7 V2X, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) June 30, December 31, (In thousands) 2023 2022 Assets Current assets Cash and cash equivalents $ 70,314 $ 116,067 Receivables 746,562 728,582 Prepaid expenses 77,724 74,234 Other current assets 23,906 13,049 Total current assets 918,506 931,932 Property, plant, and equipment, net 82,284 78,715 Goodwill 1,656,965 1,653,822 Intangible assets, net 452,739 497,951 Right-of-use assets 46,017 52,825 Other non-current assets 22,245 17,858 Total non-current assets 2,260,250 2,301,171 Total Assets $ 3,178,756 $ 3,233,103 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 416,424 $ 406,706 Compensation and other employee benefits 145,000 168,038 Short-term debt 15,500 11,850 Other accrued liabilities 255,408 196,538 Total current liabilities 832,332 783,132 Long-term debt, net 1,190,023 1,262,811 Deferred tax liabilities 13,773 15,813 Operating lease liabilities 35,490 41,083 Other non-current liabilities 114,420 133,185 Total non-current liabilities 1,353,706 1,452,892 Total liabilities 2,186,038 2,236,024 Commitments and contingencies (Note 8) Shareholders' Equity Preferred stock; $0.01 par value; 10,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000 shares authorized; 31,081 and 30,470 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively 311 305 Additional paid in capital 754,096 748,877 Retained earnings 237,743 253,424 Accumulated other comprehensive income (loss) 568 (5,527) Total shareholders' equity 992,718 997,079 Total Liabilities and Shareholders' Equity $ 3,178,756 $ 3,233,103

8 V2X, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Six Months Ended June 30, July 1, (In thousands) 2023 2022 Operating activities Net (loss) income $ (15,681) $ 13,327 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation expense 11,326 3,238 Amortization of intangible assets 45,211 4,423 Loss (gain) on disposal of property, plant, and equipment 522 (15) Stock-based compensation 20,446 4,725 Amortization of debt issuance costs 4,692 388 Loss on extinguishment of debt 22,052 — Changes in assets and liabilities: Receivables (20,404) (29,302) Prepaid expenses (1,645) (5,321) Other assets 436 5,185 Accounts payable 7,647 32,470 Deferred taxes (5,143) — Compensation and other employee benefits (23,150) 2,507 Other liabilities 31,831 (11,989) Net cash provided by operating activities 78,140 19,636 Investing activities Purchases of capital assets (11,543) (3,492) Proceeds from the disposition of assets 5 18 Contribution to joint venture — (2,113) Net cash used in investing activities (11,538) (5,587) Financing activities Proceeds from issuance of long-term debt 250,000 — Repayments of long-term debt (424,888) (5,200) Proceeds from revolver 552,750 392,000 Repayments of revolver (467,750) (402,000) Proceeds from exercise of stock options 6 370 Payment of debt issuance costs (7,507) (458) Prepayment premium on early redemption of debt (1,600) — Payments of employee withholding taxes on share-based compensation (14,618) (1,696) Net cash used in financing activities (113,607) (16,984) Exchange rate effect on cash 1,252 (507) Net change in cash and cash equivalents (45,753) (3,442) Cash and cash equivalents - beginning of period 116,067 38,513 Cash and cash equivalents - end of period $ 70,314 $ 35,071 Supplemental disclosure of cash flow information: Interest paid $ 58,300 $ 3,409 Income taxes paid $ 2,707 $ 6,112 Purchase of capital assets on account $ 1,813 $ 13

9 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, operating income, and operating margin. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We define operating margin as operating income divided by revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted operating cash flow, and pro forma revenue to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations, and other disclosures. Adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted operating cash flow, and pro forma revenue, however, are not measures of financial performance under GAAP and should not be considered a substitute for financial measures determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Pro forma revenue is defined as the combined results of our operations for the three months ended June 30, 2023 and July 1, 2022 as if the Merger had occurred on January 1, 2021. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs.

10 • Adjusted EBITDA is defined as operating income, adjusted to exclude depreciation and amortization of intangible assets, and items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs. • Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue. • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs, amortization of acquired intangible assets, amortization of debt issuance costs, and loss on extinguishment of debt. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • Cash interest, net is defined as interest expense, net adjusted to exclude amortization of debt issuance costs. • Adjusted operating cash flow is defined as net cash provided by (or used in) operating activities adjusted to exclude infrequent non-operating items, such as M&A payments and related costs. In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP measures could significantly impact the Company's fiscal 2023 GAAP results.

11 Non-GAAP Tables ($K, except per share data) Three Months Ended Six Months Ended July 1, 2022 June 30, 2023 July 1, 2022 June 30, 2023 Revenue $ 498,066 $ 977,852 $ 954,537 $ 1,921,312 Operating income $ 15,021 $ 34,270 $ 20,257 $ 64,849 Plus: Depreciation expense 1,647 5,914 3,238 11,326 Amortization of intangible assets 2,122 22,605 4,423 45,211 M&A, integration and related costs 5,879 13,642 14,947 23,056 Adjusted EBITDA $ 24,669 $ 76,431 $ 42,865 $ 144,442 Adjusted EBITDA margin 5.0% 7.8% 4.5% 7.5 % Minus: Cash interest expense, net 1,779 29,771 3,255 59,002 Income tax expense, as adjusted 4,206 8,564 7,196 15,129 Depreciation expense 1,647 5,914 3,238 11,326 Other expense, net — 311 — 311 Adjusted net income $ 17,037 $ 31,871 $ 29,176 $ 58,674 ($K, except per share data) Three Months Ended Six Months Ended July 1, 2022 June 30, 2023 July 1, 2022 June 30, 2023 Diluted earnings (loss) per share $ 0.88 $ 0.06 $ 1.12 $ (0.51) Plus: M&A, integration and related costs 0.39 0.34 1.01 0.57 Amortization of intangible assets 0.14 0.56 0.30 1.13 Amortization of debt issuance costs and Loss on extinguishment of debt 0.01 0.05 0.03 0.67 Adjusted diluted earnings per share $ 1.42 $ 1.01 $ 2.46 $ 1.86 Average shares outstanding Basic, as reported 11,826 31,033 11,793 30,981 Diluted, as reported 11,954 31,605 11,917 30,981 Adjusted diluted 11,954 31,605 11,917 31,449

12 Pro Forma Revenue Growth Three Months Ended ($M) June 30, 2023 Revenue $ 977.9 Three Months Ended ($M) July 1, 2022 Pro forma Revenue $ 887.4 Pro forma Revenue Growth $ $ 90.5 Pro forma Revenue Growth % 10.2%

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

(In thousands)	Three Months Ended June 30, 2023	%	Three Months Ended July 1, 2022	%	Six Months Ended June 30, 2023	%	Six Months Ended July 1, 2022	%
Army	$ 393,499	40 %	$ 326,756	66 %	$ 784,002	41 %	$ 606,869	64 %
Navy	293,198	30 %	64,885	13 %	585,888	30 %	140,102	15 %
Air Force	154,001	16 %	68,457	14 %	283,982	15 %	129,930	13 %
Other	137,154	14 %	37,968	7 %	267,440	14 %	77,636	8 %
Total revenue	$ 977,852		$ 498,066		$ 1,921,312		$ 954,537	

Revenue by Contract Type

(In thousands)	Three Months Ended June 30, 2023	%	Three Months Ended July 1, 2022	%	Six Months Ended June 30, 2023	%	Six Months Ended July 1, 2022	%
Cost-plus and cost-reimbursable	$ 507,282	52 %	$ 355,559	71 %	$ 1,019,217	53 %	$ 666,653	70 %
Firm-fixed-price	438,684	45 %	128,348	26 %	834,891	44 %	256,352	27 %
Time-and-materials	31,886	3 %	14,159	3 %	67,204	3 %	31,532	3 %
Total revenue	$ 977,852		$ 498,066		$ 1,921,312		$ 954,537	

Revenue by Contract Relationship

(In thousands)	Three Months Ended June 30, 2023	%	Three Months Ended July 1, 2022	%	Six Months Ended June 30, 2023	%	Six Months Ended July 1, 2022	%
Prime contractor	$ 916,060	94 %	$ 468,453	94 %	$ 1,795,239	93 %	$ 895,546	94 %
Subcontractor	61,792	6 %	29,613	6 %	126,073	7 %	58,991	6 %
Total revenue	$ 977,852		$ 498,066		$ 1,921,312		$ 954,537	

Revenue by Geographic Region

(In thousands)	Three Months Ended June 30, 2023	%	Three Months Ended July 1, 2022	%	Six Months Ended June 30, 2023	%	Six Months Ended July 1, 2022	%
United States	$ 578,514	59 %	$ 158,719	32 %	$ 1,127,284	59 %	$ 325,454	34 %
Middle East	279,083	28 %	250,222	50 %	560,204	29 %	485,313	51 %
Asia	65,533	7 %	46,386	9 %	129,850	7 %	62,592	7 %
Europe	54,722	6 %	42,739	9 %	103,974	5 %	81,178	8 %
Total revenue	$ 977,852		$ 498,066		$ 1,921,312		$ 954,537	

Source: V2X, Inc.

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